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                                                                  Exhibit 3.1(c)

                            ARTICLES OF INCORPORATION
                          COMMONWEALTH OF PENNSYLVANIA

                          JLG EQUIPMENT SERVICES, INC.
                                   1 JLG DRIVE
                            McCCONNELLSBURG, PA 17233

1.       The name of the corporation is JLG Equipment Services, Inc.

2. The address of the corporation's current registered office in the Commonwealth and county of venue is 1 JLG Drive, McConnellsburg, PA 17233, County of Fulton.

3. The status by or under which it was incorporated is The Business Corporation Law of Pennsylvania.

4.       The date of incorporation is April 25, 1983.

5.       The purpose of the Corporation is:

         To engage in any lawful act of activity, including manufacturing, for which corporations may be organized under the Pennsylvania Business Corporation Law.

6. The aggregate number of shares is one thousand (1000) Common, no par value.

7. The name and address of each Incorporator and number of Shares subscribed to by each Incorporator:

Kathryn H. Stevenson-         918 16th Street, N.W., Washington, DC 20006 - one (1) Common
Marylyn Lizzio -              918 16th Street, N.W., Washington, DC 20006 - one (1) Common
Richard T. Rizzi -            918 16th Street, N.W., Washington, DC 20006 - one (1) Common

8. The names and street addresses of the Initial board of directors are as follows:

                Name                                          Address
                ----                                          -------
          John L. Grove                              171 Apple Drive
                                                     Greencastle, Pennsylvania 17225
          Paul K. Shockey                            115 North First Street
                                                     McConnellsburg, Pennsylvania 17233
          Charles H. Diller, Jr.                     52 Obsidian Drive
                                                     Chambersburg, Pennsylvania 17201

         The directors may make, alter, amend and repeal the by-laws subject to the power of the shareholders to change such action.

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         The shareholders shall have full preemptive rights to subscribe to any or all issues of shares or securities of the corporation.